                                                                    Exhibit 23.2

Consent of Arthur Andersen LLP


As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this Registration Statement.


                                                      /s/ ARTHUR ANDERSEN LLP


Oklahoma City, Oklahoma
September 5, 2000